 As filed with the Securities and Exchange Commission on ________________, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          _________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          _________________________


                               LIFEMINDERS, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                      52-1990403
   (State or other jurisdiction             (IRS Employer Identification No.)
of incorporation or organization)


                             1110 Herndon Parkway
                              Herndon, VA 20170
              (Address of principal executive offices) (Zip Code)

                  LIFEMINDERS, INC. 2000 STOCK INCENTIVE PLAN
                LIFEMINDERS, INC. EMPLOYEE STOCK PURCHASE PLAN
                   WITI CORPORATION 1996 STOCK OPTION PLAN
                          (Full title of the Plan(s))


                          _________________________

                            Stephen R. Chapin, Jr.
         President, Chief Executive Officer and Chairman of the Board
                              LifeMinders, Inc.
                             1110 Herndon Parkway
                              Herndon, VA 20170 (
                    Name and address of agent for service)
                                (703) 707-8261
         (Telephone Number, including area code, of agent for service)

                          _________________________

                        CALCULATION OF REGISTRATION FEE

                                          Amount to be         Proposed Maximum            Proposed Maximum            Amount of
Title of Securities to be Registered      Registered(1)  Offering Price per Share(2) Aggregate Offering Price(2)    Registration Fee
------------------------------------   ----------------- --------------------------  ---------------------------    ----------------
LifeMinders, Inc. 2000 Stock           4,600,000 shares        $31.07(2)               $142,922,000(2)               $37,731.41
Incentive Plan
------------------------------
Common Stock, $0.01 par value

LifeMinders, Inc. Employee Stock         250,000 shares        $31.07(2)               $  7,767,500(2)               $ 2,050.62
Purchase Plan
------------------------------

Common Stock, $0.01 par value

WITI Corporation 1996 Stock               38,254 shares        $23.55(3)               $ 900,881.70(3)               $   237.83
Option Plan
------------------------------
Common Stock, $0.01 par value
                                                                                 Aggregate Registration Fee          $40,019.86
                                                                                                                    ==============


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the LifeMinders, Inc. 2000 Stock Incentive Plan, the LifeMinders, Inc. Employee Stock Purchase Plan or the WITI Corporation 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on June 26, 2000, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share of the outstanding options.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

               LifeMinders, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on February 25, 2000, as amended on Form 10-K/A filed with the Commission on April 4, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the Commission on May 15, 2000;

          (c) The Registrant's Current Report on Form 8-K for period date March 29, 2000 filed with the Commission on April 13, 2000 (as amended on Form 8-K/A for the period date March 29, 2000 filed with the Commission on June 13, 2000); and

          (d) The Registrant's Registration Statement No. 000-28133 on Form 8-A filed with the Commission on November 16, 1999, pursuant to
               Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

               Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

               Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

               The Registrant's Restated Certificate of Incorporation provides that it shall indemnify its current and former directors and officers, and may indemnify its current and former employees and agents, against any and all liabilities and expenses incurred in connection with their services in those capacities to the maximum extent permitted by Delaware law.

               The Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

          In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

          To the extent that a Corporate Agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The Registrant's Restated Certificate of Incorporation requires it to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

          The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

          The Registrant's Restated Certificate of Incorporation permits it to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, regardless of whether the Restated Certificate of Incorporation or Delaware law would permit indemnification against such expense, liability or loss. The purpose of these provisions is to the Registrant in retaining qualified individuals to serve as its directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

               Not applicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------
    4               Instruments Defining the Rights of Stockholders. Reference is made to
                    Registrant's Registration Statement No. 000-28133 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
    5               Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1             Consent of PricewaterhouseCooper LLP, Independent Accountants.
   23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   23.3             Consent of Deloitte & Touche LLP
   24               Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1             LifeMinders, Inc. 2000 Stock Incentive Plan.
   99.2             LifeMinders, Inc. Employee Stock Purchase Plan.
   99.3             WITI Corporation 1996 Stock Option Plan.
   99.4             Form of Option Assumption Agreement.

Item 9.  Undertakings
         ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan, Employee Stock Purchase Plan and/or the WITI Corporation 1996 Stock Option Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of a Virginia on this 26th day of June, 2000.

                                    LifeMinders, Inc.



                                    By: /s/ Stephen R. Chapin, Jr.
                                        --------------------------
                                        Stephen R. Chapin, Jr.
                                        President, Chief Executive Officer and
                                        Chairman of the Board


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of LifeMinders, Inc., a Delaware corporation, do hereby constitute and appoint Stephen R. Chapin, Jr. and Joseph S. Grabias, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                   Title                                              Date
------------------------      ---------------------------------------------------        ------------------
/s/ Stephen R. Chapin, Jr.    President, Chief Executive Officer and Chairman of         June 26, 2000
---------------------------   Board (Principal Executive Officer)
Stephen R. Chapin, Jr.

/s/ Joseph S. Grabias         Vice President and Chief Financial Officer                 June 26, 2000
---------------------------   (Principal Financial and Accounting Officer)
Joseph S. Grabias

     Signature                                   Title                                              Date
------------------------      ---------------------------------------------------        ------------------
/s/ Douglas A. Lundgrin       Director                                                        June 26, 2000
-----------------------
Douglas A. Lundgrin

/s/ Philip D. Black           Director                                                        June 26, 2000
------------------------
Philip D. Black

/s/ Jonathan B. Bulkeley      Director                                                        June 26, 2000
------------------------
Jonathan B. Bulkeley

/s/ B. Gene Riechers          Director                                                        June 26, 2000
------------------------
B. Gene Riechers

/s/ Sunil Paul                Director                                                        June 26, 2000
------------------------
Sunil Paul

Exhibit Number      Exhibit
--------------      -------
    4               Instruments Defining the Rights of Stockholders. Reference is made to
                    Registrant's Registration Statement No. 000-28133 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
    5               Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1             Consent of PricewaterhouseCooper LLP, Independent Accountants.
   23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   23.3             Consent of Deloitte & Touche LLP
    24              Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1             LifeMinders, Inc. 2000 Stock Incentive Plan.
   99.2             LifeMinders, Inc. Employee Stock Purchase Plan.
   99.3             WITI Corporation 1996 Stock Option Plan.
   99.4             Form of Option Assumption Agreement.